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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive (Revised) Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
REGAL ENTERTAINMENT GROUP
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Amendment to Proxy Statement
For the 2004 Annual Meeting of Stockholders

Dear Stockholder:

        You recently received in the mail proxy materials that relate to the 2004 Annual Meeting of Stockholders of Regal Entertainment Group ("Regal") to be held on Thursday, May 12, 2004 at 12:00 p.m. (Eastern Time) at our offices located at 7132 Regal Lane, Knoxville, Tennessee 37918. The proxy materials are dated April 12, 2004.

        We hereby amend our Schedule 14A Proxy Statement (the "Proxy Statement") to include certain additional disclosures therein. The following amends and replaces in its entirety the first paragraph to "Other Transactions" contained under the section "Certain Relationships and Related Transactions" on page 18 of the Proxy Statement:

          Since the beginning of fiscal 2003, Regal Cinemas Corporation incurred approximately $3.4 million of expenses payable to an Anschutz affiliate for telecommunication services. In addition, Regal Cinemas Corporation incurred approximately $0.1 million of expenses payable to an Anschutz affiliate for reimbursement of travel related expenses, primarily the use of an airplane. Lastly, Regal Cinemas Corporation incurred approximately $0.1 million of expenses payable to Anschutz affiliates for certain marketing and business services.

          Since the beginning of fiscal 2003, an Anschutz affiliate reimbursed Regal Cinemas Corporation approximately $0.9 million for amounts due under a construction advance in connection with a theatre development project. Under the agreement, the Anschutz affiliate pays Regal Cinemas Corporation approximately $0.3 million annually for rent and other expenses related to the facility. Regal Cinemas Corporation recorded revenue of approximately $0.5 million from certain affiliates of Anschutz and OCM Principal Opportunities Fund II, L.P. related to the marketing and business meeting services provided by Regal CineMedia, Inc. to these affiliates.

        If you have already returned your proxy card for the 2004 Annual Meting of Stockholders and do not want to change your vote, you do not have to do anything, and your proxy will be voted at the annual meeting in accordance with your instructions. If you want to change your vote, please follow the instructions for revoking your proxy found under "The Proxy" on page 1 of the Proxy Statement. You may also contact Investor Relations at (865) 922-1123 for assistance.

Sincerely,

Peter B. Brandow Executive Vice President, General Counsel and Secretary

Knoxville, Tennessee
April 23, 2004

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Amendment to Proxy Statement For the 2004 Annual Meeting of Stockholders